SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only
(as permitted by §14a-6(e)(2))
☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material §240.14a-11(c) or §240.14a-12

Applied Materials, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No Fee Required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by Registration Statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing party:

(4)	Date filed:

The following was posted on the Applied Materials, Inc. internal website on March 5, 2004.

Electronic Proxy Is Now Available

In preparation for Applied Materials’ Annual Meeting of Stockholders on March 24, the Company has made the proxy materials available electronically to all employees. Online availability makes these documents easily accessible and is more cost effective for the Company.

A brief overview of the electronic proxy process is described below.

Q: What materials will stockholders receive?

A: The proxy materials include the Annual Report, Form 10-K and Proxy Statement. Continuing the practice it implemented last year, the Company is producing a 10-K wrap. To save costs, a shorter version of the Annual Report will be bound together with the Form 10-K into a single document.

Q: What proposals are contained in the Proxy Statement?

A: Stockholders are being asked to elect 10 directors to the Company and to approve the amended and restated Employee Stock Incentive Plan (previously named the “1995 Equity Incentive Plan”). In addition to information concerning the Company’s 2004 Annual Meeting, this year’s Proxy Statement also includes charters for the Audit Committee and the Corporate Governance and Nominating Committee.

Q: What is the electronic proxy?

A: The electronic proxy refers to the electronic availability of the Company’s proxy materials to its stockholders.

Q: Why is the Company continuing to distribute proxy materials electronically?

A: Electronic distribution of the proxy materials has proven to be a significant cost savings for the Company. Using the Internet also reduces the number of proxy packages that are sent to employees who hold Company stock in 401(k) accounts, through the Employees’ Stock Purchase Plan, and/or in separate brokerage accounts.

Q: Who will receive a proxy card in the mail?

A: If you hold Company stock in a 401(k) account or in the Employees’ Stock Purchase Plan, you will not receive a proxy card in the mail. If you hold Company stock in a separate brokerage account and have consented to receive the proxy materials electronically, you will not receive a proxy card in the mail. If you hold Company stock in a separate brokerage account and have not consented to receive the proxy materials electronically, you will receive a proxy card and the proxy materials in the mail.

Q: How does an employee vote?

A: Employees may vote over the Internet or by telephone. If an employee holds Company stock in a separate brokerage account (as discussed above), a properly executed proxy card may be submitted.

Q: Is it possible to obtain hard copies of the proxy materials?

A: Employees may request a hard copy of the proxy materials by contacting Sherry Blum in the Investor Relations department in Santa Clara via Lotus Notes.

Q: When will the proxy materials be available?

A: Employees may view the proxy materials by going to the Company’s Web site. Click on Investors and then select Annual Report and Proxies. On or about February 25, employees who own Applied Material shares (1) through the 401(k) Plan or (2) through the Employees’ Stock Purchase Plan received e-mail instructions on how to vote online or by telephone and an unique control number needed to vote for each account in which they held shares.